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PAUL V. MUETHING
DIRECT DIAL: (513) 579-6517
FACSIMILE: (513) 579-6457
E-MAIL: pmuething@kmklaw.com

                                                                       Exhibit 5



                                  July 17, 2002

The Midland Company
7000 Midland Boulevard
Cincinnati, Ohio  45102-2607

Ladies and Gentlemen:

     We have acted as counsel to The Midland Company, an Ohio corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission today (the "Registration Statement"), relating to the registration under the Securities Act of 1933 (the "Securities Act") of the offering by the Company of 2,000,000 shares of its common stock, no par value per share (the "Common Shares") plus up to an additional 300,000 Common Shares to cover an over-allotment option granted to the underwriters (collectively, the "Company Shares") and 450,000 Common Shares being sold by certain shareholders of the Company (the "Selling Shareholders"). As used herein, the term "Company Shares" includes any additional shares that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 462 of the Securities and Exchange Commission.


     We have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents and corporate records as we have deemed necessary as a basis for the opinions set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us an originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies and the truth and correctness of any representations and warranties contained therein.

     The opinions expressed below are limited to the Ohio General Corporation Law. We express no opinion herein concerning any other law.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has taken all necessary and required corporate action in connection with the proposed issuance of the Company Shares and that when, and if,



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The Midland Company
July 17, 2002
Page 2


issued, delivered and paid for, the Company Shares will be duly authorized, legally issued, fully paid and non-assessable, free of any claim of pre-emptive rights; and

     2. The 450,000 Common Shares which are being sold by the Selling Shareholders are duly authorized, legally issued, fully paid and non-assessable Common Shares of the Company free of any claim of pre-emptive rights.

     We hereby consent to the reference to our firm in the Registration Statement the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion letter in any registration statement filed pursuant to Rule 462 of the Securities and Exchange Commission. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.


                                       Yours truly,

                                       KEATING, MUETHING & KLEKAMP, P.L.L.



                                       By: /s/ Paul V. Muething
                                           -------------------------------
                                                   Paul V. Muething


PVM:mrt